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                                                                    EXHIBIT 99.3

                               AES RED OAK, L.L.C.

                              OFFER TO EXCHANGE ITS
                  ____% SENIOR SECURED BONDS SERIES __ DUE 20__
                        WHICH HAVE BEEN REGISTERED UNDER
                           THE SECURITIES ACT OF 1933
                       FOR ANY AND ALL OF ITS OUTSTANDING
                  ____% SENIOR SECURED BONDS SERIES __ DUE 20__
               PURSUANT TO THE PROSPECTUS DATED ___________, 2000


TO: REGISTERED HOLDERS AND DEPOSITORY TRUST COMPANY PARTICIPANTS:

         AES Red Oak, L.L.C. ("AES Red Oak") is offering to exchange, upon and subject to the terms and conditions set forth in the enclosed prospectus, dated ___________, 2000 (the "prospectus"), and the enclosed Letter of Transmittal (the "Letter of Transmittal"), its ____% Senior Secured Bonds Series __ due 20__, which have been registered under the Securities Act of 1933 (the "exchange bonds"), for any and all of its outstanding ___% Senior Secured Bonds Series __ due 20__ (the "outstanding bonds"). The exchange offer is being made in order to satisfy certain of AES Red Oak's obligations contained in the Registration Rights Agreement dated as of March 15, 2000, among AES Red Oak, Lehman Brothers, and Dresdner Kleinwort Benson North America LLC.

         In connection with the exchange offer, we are requesting that you contact your clients for whom you hold outstanding bonds registered in your name or in the name of your nominee, or who hold outstanding bonds registered in their own names. AES Red Oak, Lehman Brothers, and Dresdner Kleinwort Benson North America LLC will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the exchange offer. However, you will, upon request, be reimbursed for reasonable out-of-pocket expenses incurred in connection with soliciting acceptances of the exchange offer. AES Red Oak, Lehman Brothers, and Dresdner Kleinwort Benson North America LLC will pay or cause to be paid all transfer taxes applicable to the exchange of outstanding bonds pursuant to the exchange offer, except as set forth in the prospectus and the Letter of Transmittal.

         For your information and for forwarding to your clients, we are enclosing the following documents:

               1.   Prospectus dated ___________, 2000;

               2. A Letter of Transmittal for your use and for the information of your clients;

               3.   A form of Notice of Guaranteed Delivery; and

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               4.   A form of letter which may be sent to your clients for whose account you hold outstanding bonds registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the exchange offer.

         YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON __________, 2000 (THE "EXPIRATION DATE"), UNLESS EXTENDED BY AES RED OAK (IN WHICH CASE THE TERM "EXPIRATION DATE" SHALL MEAN THE LATEST DATE AND TIME TO WHICH THE EXCHANGE OFFER IS EXTENDED). THE OUTSTANDING BONDS TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL, AT ANY TIME PRIOR TO THE EXPIRATION DATE.

         To participate in the exchange offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the exchange agent and certificates representing the outstanding bonds should be delivered to the exchange agent, all in accordance with the instructions set forth in the prospectus and the Letter of Transmittal.

         If holders of outstanding bonds wish to tender, but it is impracticable for them to forward their certificates for outstanding bonds prior to the expiration of the exchange offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the prospectus and the Letter of Transmittal.

         Any inquiries you may have with respect to the exchange offer, or requests for additional copies of the enclosed materials, should be directed to the exchange agent for the outstanding bonds, at its address and telephone number set forth on the front of the Letter of Transmittal.


                                       Very truly yours,

                                       AES RED OAK, L.L.C.


         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF AES RED OAK OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

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